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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our reports dated September 22, 1999 accompanying the consolidated financial statements of ProsoftTraining.com and subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended July 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Dallas, Texas
July 7, 2000